Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

PIER 1 IMPORTS, INC.

(a Delaware corporation)

[As Amended Through June 20, 2014]

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Table of Contents
(continued)

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Table of Contents
(continued)

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PIER 1 IMPORTS, INC.

AMENDED AND RESTATED BYLAWS
(As Amended Through June 20, 2014)

ARTICLE 1

OFFICES

Section 1.1  Registered Office and Agent. The registered office and registered agent of Pier 1 Imports, Inc., a Delaware corporation (the “Corporation”), shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

Section 1.2  Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS

Section 2.1  Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

Section 2.2  Annual Meetings. An annual meeting of stockholders shall be held for the election of directors on a date and at a time designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

Section 2.3  Special Meetings. Special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Any special meeting properly called shall be held at such place, if any, on such date, and at such time as designated by the Board of Directors. The only business that may be transacted or conducted at a special meeting of stockholders shall be as specified in the notice of that special meeting of stockholders, and no other business may be transacted or conducted, and, except as permitted by Section 2.8 of these Bylaws with respect to adjourning a meeting of stockholders, no vote of the stockholders may be taken, with respect to any other matter or proposal not so specified in the notice of that special meeting of stockholders.

Section 2.4  Notice of Meetings and Adjourned Meetings.

       (a)  Content of Notice. Written notice of all meetings of stockholders shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

       (b)  Time of Notice. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation as then in effect (the “Certificate of Incorporation”), the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to notice of such meeting.

       (c)  Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with the Delaware General Corporation Law and Section 2.11 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.5  Manner of Giving Notice; Affidavit of Notice.

       (a)  Notice By Mail. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

       (b)  Notice By Electronic Transmission.

           (i)  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law (except as provided in Section 2.5(e) of these Bylaws), the Certificate of Incorporation, or these Bylaws may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

          (ii)  Notice given pursuant to Section 2.5(b)(i) of these Bylaws shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder. Any such consent shall be revocable by the stockholder by written notice to the Corporation.

         (iii)  For the purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

       (c)  Notice to Stockholders Sharing an Address. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law (except as provided in Section 2.5(e) of these Bylaws), the Certificate of Incorporation or these Bylaws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice pursuant to this Section 2.5(c), shall be deemed to have consented to receiving such single written notice. Any such consent shall be revocable by the stockholder by written notice to the Corporation.

       (d)  Affidavit of Notice. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given in accordance with the Delaware General Corporation Law and this Section 2.5 shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

       (e)  Not Applicable to Certain Notices. Section 2.5(b) and Section 2.5(c) of these Bylaws shall not apply to any notice required by Section 164 (relating to failure to pay for stock), Section 296 (relating to adjudication of insolvency claims), Section 311 (relating to revocation of voluntary dissolution), Section 312 (relating to renewal, revival, extension and restoration of certificate of incorporation), and Section 324 (relating to attachment and sale of shares of stock or any option, right or interest therein) of the Delaware General Corporation Law.

Section 2.6  Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, if any, or by means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If required by applicable law, the Certificate of Incorporation or these Bylaws, notice of adjourned meetings shall be given as provided in Section 2.4(c) of these Bylaws.

Section 2.7  Postponement and Cancellation of Stockholders Meetings. Any previously scheduled meeting of stockholders may be postponed, and any previously scheduled meeting of stockholders may be canceled, by resolution of the Board of Directors and public announcement (as defined in Section 2.14(h)(ii) of these Bylaws) of the postponement or cancellation given prior to the time previously scheduled for any such meeting of stockholders.

Section 2.8  Quorum. At each meeting of stockholders the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, unless otherwise required by applicable law. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by represented proxy, at the meeting may adjourn the meeting.

Section 2.9  Conduct of Business. Meetings of stockholders shall be presided over by the Chairman of the Board, or, in the absence of such person, the Chief Executive Officer of the Corporation, or, in the absence of such person, such person as the Board of Directors may designate as chair of the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, (i) establishing an agenda or order of business for the meeting, (ii) prescribing rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (iii) prescribing rules, regulations and procedures limiting entry to and participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, and such other persons as the chair of the meeting shall permit, (iv) prescribing rules, regulations and procedures restricting entry to the meeting after the time fixed for the commencement thereof, (v) prescribing rules, regulations and procedures limiting the number of times stockholders and other authorized meeting participants may address the meeting and limiting the number of questions that may be asked by stockholders and other authorized meeting participants, (vi) prescribing rules, regulations and procedures limiting the time allotted to stockholders and other authorized meeting participants to make motions or nominations, ask questions, or make comments, (vii) prescribing rules, regulations and procedures for the opening and closing of the polls for each matter upon which stockholders will vote at the meeting and for the matters which are to be voted on by ballot, and (viii) adjourning the meeting (whether or not a quorum is present). Unless, and only to the extent, determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 2.10  Voting; Proxies.

       (a)  Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of the Delaware General Corporation Law and Section 2.11 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the Delaware General Corporation Law. Unless otherwise provided by applicable law or the Certificate of Incorporation, and subject to Section 2.11 of these Bylaws, each stockholder shall be entitled to one vote for each share of stock held of record by such stockholder according to the stock ledger of the Corporation. Unless otherwise provided by applicable law, the rules or regulations of any stock exchange or other self-regulatory organization applicable to the Corporation (such rules or regulations being herein referred to collectively as “SRO Rules”), the Certificate of Incorporation or these Bylaws, if a quorum exists at any meeting of stockholders, every matter, other than the election of directors, shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on that matter. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected as provided in Section 3.5 of these Bylaws.

       (b)  Proxies. At each meeting of the stockholders of the Corporation, every stockholder having the right to vote may authorize another person or persons to act for such stockholder by proxy. Such authorization must be in writing and executed by the stockholder or such stockholder’s authorized officer, director, employee, or agent. To the extent permitted by applicable law, a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission provided that the telegram, cablegram or electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a writing or transmission authorized by this Section 2.10(b) may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy authorized hereby shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted after a time is set for the closing of the polls pursuant to Section 2.13(e) of these Bylaws unless the Delaware Court of Chancery upon application of a stockholder shall determine otherwise. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Prior to the time set for the closing of the polls pursuant to Section 2.13(e) of these Bylaws, if any, a stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the Secretary of the Corporation.

Section 2.11  Fixing Date for Determination of Stockholders Entitled to Notice Of or To Vote at Any Meeting of Stockholders. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting unless otherwise required by applicable law. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, then the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with this Section 2.11. Only stockholders of record on the record date so fixed for notice of any meeting of stockholders or any adjournment thereof are entitled to notice of such meeting or such adjournment, and only stockholders of record on the record date so fixed for voting at any meeting of stockholders or any adjournment thereof are entitled to vote at such meeting or such adjournment, notwithstanding any transfer of any shares on the books of Corporation after any such applicable record date. The record date for any other purpose shall be fixed as provided in Section 9.2 of these Bylaws.

Section 2.12  List of Stockholders Entitled to Vote. At least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting shall be prepared; provided, however, that, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list of stockholders shall be arranged in alphabetical order, and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.12 or to vote in person or by proxy at any meeting of the stockholders.

Section 2.13  Voting Procedures and Inspectors of Elections.

       (a)  Applicability. Unless otherwise provided in the Certificate of Incorporation, compliance with the provisions of this Section 2.13 shall be mandatory only if and when the Corporation has a class of voting stock that is:

           (i)  listed on a national securities exchange;

          (ii)  authorized for quotation on an interdealer quotation system of a registered national securities association; or

         (iii)  held of record by more than 2,000 stockholders.

In all other cases, compliance with the provisions of this Section 2.13 shall be optional, and at the discretion of the Board of Directors.

       (b)  Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

       (c)  Inspector’s Oath. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

       (d)  Duties of Inspectors. At a meeting of stockholders, the inspectors shall:

           (i)  ascertain the number of shares outstanding and the voting power of each share;

          (ii)  determine the shares represented at a meeting and the validity of proxies and ballots;

         (iii)  count all votes and ballots;

          (iv)  determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors; and

           (v)  certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

       (e)  Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting or the chair’s designee. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

       (f)  Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the Delaware General Corporation Law, or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Section 2.13(d)(v) of these Bylaws shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained, and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.14  Notice of Stockholder Business to be Brought Before an Annual Meeting.

       (a)  Business Properly Brought Before an Annual Meeting. At an annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before any such meeting. To be properly brought before an annual meeting of stockholders of the Corporation, business must be:

           (i)  brought before any such meeting by the Corporation and specified in the notice of any such meeting (or supplement thereto) given by or at the direction of the Board of Directors,

          (ii)  brought before any such meeting by or at the direction of the Board of Directors, or

         (iii)  otherwise properly brought before any such meeting by a stockholder who:

               (A)  was a stockholder of record (and, with respect to any beneficial owner or beneficial owners, if different, on whose behalf such business is proposed, only if each such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving Timely Notice (as defined in Section 2.14(c) of these Bylaws) and at the time of any such meeting,

               (B)  is entitled to vote at any such meeting, and

               (C)  has complied with this Section 2.14 as to the business proposed to be properly brought before an annual meeting of stockholders of the Corporation.

       (b)  Stockholder Business to be Brought Before an Annual Meeting. A stockholder may propose business to be properly brought before an annual meeting of the stockholders of the Corporation in one, but only one, of the following ways:

           (i)  by meeting the eligibility requirements of, and by following the procedures required by, Rule 14a-8 (“Rule 14a-8”) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for having a stockholder’s proposal included in the Corporation’s proxy statement and identified in the Corporation’s form of proxy card for such annual meeting, in which case, if the staff of the Commission has not permitted the Corporation to exclude such stockholder’s proposal from the Corporation’s proxy statement and form of proxy card for such annual meeting pursuant to Rule 14a-8, this Section 2.14(b)(i) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders and the stockholder’s proposal will be included in the notice of meeting given by or at the direction of the Board of Directors pursuant to Section 2.14(a)(i) of these Bylaws, or

          (ii)  if the stockholder elects not to comply with Rule 14a-8 under the Exchange Act, by meeting the eligibility requirements of Section 2.14(a)(iii) of these Bylaws and by complying with each of the requirements of Section 2.14(c), Section 2.14(d), Section 2.14(e), and Section 2.14(g) of these Bylaws to propose business to be properly brought before an annual meeting of stockholders of the Corporation, in which case this Section 2.14(b)(ii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.

       (c)  Requirement of Timely Notice of Stockholder Business. Without exception, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.14(b)(ii) of these Bylaws, the stockholder shall:

           (i)  provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and

          (ii)  provide any updates or supplements to such notice at the times and in the forms required by Section 2.14(e) of these Bylaws.

For a stockholder’s notice to be timely for the purposes of Section 2.14(c)(i) of these Bylaws, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not less than 90 days nor more than 120 days prior to the date of such annual meeting, or, if later, 10 days following the day on which a public announcement (as defined in Section 2.14(h)(ii) of these Bylaws) of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment, postponement, or cancellation of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

       (d)  Requirements for Proper Form of Stockholder Notice of Proposed Business. To be in proper form for purposes of Section 2.14(c)(i) of these Bylaws, a stockholder’s Timely Notice to the Secretary of the Corporation must set forth:

           (i)  Stockholder Information. As to each Proposing Person (as defined in Section 2.14(h)(i) of these Bylaws), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, including, without limitation, any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D promulgated under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to any Proposing Person), (D) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, (E) a representation that the Proposing Person intends to appear in person or by proxy at the annual meeting to propose such business, and (F) a representation whether the Proposing Person intends to deliver a proxy statement or form of proxy, or both, to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal, or whether the Proposing Person intends otherwise to solicit proxies from stockholders in support of the proposal, or whether the Proposing Person intends to do both (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Stockholder Information”);

          (ii)  Information Regarding Disclosable Interests. As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (E) any performance related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any (the interests identified and described pursuant to the foregoing clauses (A) through (E) are hereinafter referred to collectively as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

         (iii)  Description of Proposed Business. As to each item of business the Proposing Person proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest in such business of each Proposing Person, and (B) the text of the proposal or business (including the text of any resolutions or amendments to the Bylaws proposed for consideration) (the information required by this Section 2.14(d)(iii), together with the Stockholder Information required by Section 2.14(d)(i) of these Bylaws and the information regarding Disclosable Interests required by Section 2.14(d)(ii) of these Bylaws, is referred to collectively in these Bylaws as the “Timely Notice Information”); and

          (iv)  Representation as to Accuracy of Information. A representation from the stockholder providing the Timely Notice in writing and in proper form to the Secretary of the Corporation pursuant to Section 2.14(c)(i) of these Bylaws that none of the Timely Notice Information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and that, at the date of the Company’s notice of the annual meeting at which the business of the Proposing Person is proposed to be brought is first mailed to the stockholders of the Company, and at the time of the such annual meeting, the Timely Notice Information (as updated and supplemented pursuant to Section 2.14(e) of these Bylaws) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

       (e)  Update and Supplement of Stockholder Timely Notice of Proposed Business. A stockholder providing Timely Notice in writing and in proper form of business proposed to be properly brought before an annual meeting of stockholders of the Corporation must further update and supplement such Timely Notice, if necessary, so that the Timely Notice Information provided or required to be provided pursuant to this Section 2.14 shall be true and correct and in proper form as of the record date for determining stockholders entitled to vote at the annual meeting and as of the date, if later, that is 10 business days prior to the date of the annual meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for determining stockholders entitled to vote at the annual meeting (in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at the annual meeting), and not later than eight business days prior to the date for the annual meeting, if practicable (or, if not practicable, on the first practicable date prior to the date of any adjournment or postponement thereof) (in the case of the update and supplement required to be made as of 10 business days prior to the date of the annual meeting or any adjournment or postponement thereof).

       (f)  Business Not Properly Brought Before A Meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders of the Corporation except in accordance with this Section 2.14. The chair of the annual meeting may determine and declare, if the facts warrant, at the annual meeting that business was not properly brought before the annual meeting and in accordance with this Section 2.14, and, if the chair of the annual meeting should so determine, the chair will so declare at the annual meeting and any such business not properly brought before the annual meeting will not be transacted. Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by applicable law, (i) if the stockholder does not provide the information required under Section 2.14(e) of these Bylaws, (A) within five business days following the record date for determining stockholders entitled to vote at the annual meeting of stockholders (in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at the annual meeting), and (B) not later than eight business days prior to the date of the annual meeting, if practicable (or, if not practicable, on the first practicable date prior to the date of any adjournment or postponement thereof) (in the case of the update and supplement required to be made as of 10 business days prior to the date of the annual meeting or any adjournment or postponement thereof), or (ii) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the business described in the stockholder’s Timely Notice in proper form delivered pursuant to this Section 2.14, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.14(f), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the proposing of the business at the annual meeting by the stockholder stating that the person is authorized to act for the stockholder as the stockholder’s qualified representative at the annual meeting of stockholders.

       (g)  Rule 14a-8; Exchange Act Compliance. Nothing in this Section 2.14 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8. The notice requirements of Section 2.14(c), Section 2.14(d), and Section 2.14(e) of these Bylaws will not apply to any stockholder who has notified the Corporation of such stockholder’s intention to present a stockholder proposal only pursuant to and in compliance with Rule 14a-8 and Section 2.14(b)(i) of these Bylaws. In addition to the requirements of this Section 2.14 with respect to any business proposed to be properly brought before an annual meeting of stockholders by a stockholder, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to any such business proposed to be properly brought before an annual meeting of stockholders by a stockholder.

       (h)  Certain Definitions.

           (i)  “Proposing Person” Defined. For purposes of these Bylaws, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (c) each affiliate or associate (each as defined in Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

          (ii)  “Public Announcement” Defined. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice given pursuant to any applicable SRO Rules.

       (i)  No Stockholder Proposals at Special Meetings. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the Board of Directors pursuant to Section 2.3 of these Bylaws.

       (j)  Stockholder Director Nominations. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 3.4 of these Bylaws, and this Section 2.14 shall not be applicable to nominations of persons for election to the Board of Directors made by stockholders of the Corporation except as expressly provided in Section 3.4 of these Bylaws.

ARTICLE 3

DIRECTORS

Section 3.1  Powers. Except as may be otherwise provided in the Delaware General Corporation Law or in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon Board of Directors, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Delaware General Corporation Law or by the Certificate of Incorporation required to be exercised or done by the stockholders.

Section 3.2  Number of Directors. The Board of Directors of the Corporation shall consist of one or more members, each of whom shall be a natural person. The number of directors constituting the Board of Directors shall be fixed from time to time only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders.

Section 3.3  Director Qualifications.

       (a)  Director Qualification Commitments; Irrevocable Pre-Election Resignation. In addition to any qualifications for members of the Board of Directors set forth in the Delaware General Corporation Law or the Certificate of Incorporation, to qualify to be elected as a member of the Board of Directors, each person nominated for election to the Board of Directors, whether at an annual meeting of stockholders, at a special meeting of stockholders called by the Board of Directors pursuant to Section 2.3 of these Bylaws at which a director or directors will be elected, to fill a vacancy, or to fill a newly created directorship resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, must deliver the following to the Secretary of the Corporation at the principal executive offices of the Corporation within the time periods prescribed by Section 3.3(b) of these Bylaws.

           (i)  Director Qualification Commitments. Each nominee must deliver a written representation and agreement, in the form provided by the Secretary of the Corporation, that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation (any of the foregoing in this clause (1), a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation (any of the foregoing in this clause (B), a “Compensation Commitment”), and (C) if elected as a director of the Corporation, will comply with applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation (any of the foregoing in this clause (C), a “Compliance Commitment,” and, together with the Voting Commitment and the Compensation Commitment, the “Director Qualification Commitments”), and

          (ii)  Irrevocable Pre-Election Resignation. If the person is an incumbent director nominated for reelection to the Board of Directors at the next annual or special meeting of stockholders, the nominee must deliver, in the form provided by the Secretary of the Corporation, an irrevocable resignation as a member of the Board of Directors (an “Irrevocable Pre-Election Resignation”) that will become effective upon the occurrence of both (A) the nominee’s failure to receive the affirmative vote of a majority of the votes cast at any such meeting at which there is no Contested Election and (B) acceptance of such irrevocable resignation by the Resignation Committee (as defined in Section 3.9(a) of these Bylaws).

       (b)  Timely Delivery Required.

           (i)  Persons Nominated by the Board of Directors.

               (A)  Director Qualification Commitments. Persons nominated for election to the Board of Directors at an annual or special meeting of stockholders by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, must deliver the Director Qualification Commitments to the Secretary on or before the date on which the Corporation files its definitive proxy statement with the Commission.

               (B)  Irrevocable Pre-Election Resignation. Incumbent directors nominated for reelection to the Board of Directors at an annual or special meeting of stockholders by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, must deliver an Irrevocable Pre-Election Resignation to the Secretary on or before the date on which the Corporation files its definitive proxy statement with the Commission.

          (ii)  Persons Nominated by a Stockholder.

               (A)  Director Qualification Commitments. Persons nominated by a stockholder pursuant to Section 3.4 of these Bylaws for election to the Board of Directors at an annual or special meeting of stockholders must deliver the Director Qualification Commitments to the Secretary on or before the date on which the Corporation files its definitive proxy statement for such meeting with the Commission.

               (B)  Irrevocable Pre-Election Resignation. Incumbent directors nominated by a stockholder pursuant to Section 3.4 of these Bylaws for reelection to the Board of Directors at an annual or special meeting of stockholders must deliver the Irrevocable Pre-Election Resignation to the Secretary as required by Section 3.3(b)(i)(B) of these Bylaws for incumbent directors.

         (iii)  Persons Nominated to Fill a Vacancy or Newly Created Directorship.

               (A)  Director Qualification Commitments. Persons nominated pursuant to Section 3.12 of these Bylaws for election to the Board of Directors to fill a vacancy, or to fill a newly created directorship resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, must deliver the Director Qualification Commitments to the Secretary on or before the date and time specified by the Board of Directors for such person’s election to the Board of Directors to become effective.

               (B)  Irrevocable Pre-Election Resignation. Incumbent directors who were elected to the Board of Directors pursuant to Section 3.12 of these Bylaws to fill a vacancy, or to fill a newly created directorship resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, since, in each case, the last annual meeting of stockholders, must, if nominated for reelection to the Board of Directors at an annual or special meeting of stockholders, deliver an Irrevocable Pre-Election Resignation to the Secretary as required by Section 3.3(b)(i)(B) of these Bylaws for incumbent directors.

       (c)  Other Information to be Furnished by Proposed Nominees. The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines, applicable SRO Rules, and the rules and regulations of the Commission, or (ii) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

Section 3.4  Director Nominations.

       (a)  Who May Make Director Nominations. Nominations of any person for election to the Board of Directors at an annual meeting, or at a special meeting called by the Board of Directors pursuant to Section 2.3 of these Bylaws at which a director or directors will be elected, may be made only as follows:

           (i)  By or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or

          (ii)  By a stockholder who:

               (A)  was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 3.4 and at the time of the meeting,

               (B)  is entitled to vote at the meeting, and

               (C)  has complied with this Section 3.4 as to such nomination.

This Section 3.4(a)(ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or a special meeting.

 (b)  Requirement of Timely Notice of Stockholder Director Nominations. Without exception, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must do each of the following:

           (i)  Provide Timely Notice thereof in accordance with the provisions of Section 2.14(c) of these Bylaws in writing and in proper form to the Secretary of the Corporation, and

          (ii)  Provide any updates or supplements to such notice at the times and in the forms required by Section 3.4(e) of these Bylaws.

Without exception, if the election of directors is a matter specified in the notice of special meeting called by the Board of Directors pursuant to Section 2.3 of these Bylaws, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must do each of the following:

(i)  Provide timely notice thereof in accordance with the provisions of the following full paragraph in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and

(ii)  Provide any updates or supplements to such notice at the times and in the forms required by Section 3.4(e) of these Bylaws.

To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of such special meeting, or, if later, 10 days following the day on which a public announcement (as defined in Section 2.14(h)(ii) of these Bylaws) of the date of such special meeting was first made.

In no event shall any adjournment, postponement, or cancellation of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

       (c)  Requirements for Proper Form of Notice of Stockholder Director Nominations. To be in proper form for purposes of this Section 3.4, a stockholder’s notice to the Secretary shall set forth:

           (i)  Stockholder Information. As to each Nominating Person (as defined in Section 3.4(d) of these Bylaws), the Stockholder Information (as defined in Section 2.14(d)(i) of these Bylaws, except that for purposes of this Section 3.4(c)(i), the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(d)(i) of these Bylaws); and

          (ii)  Information Regarding Disclosable Interests. As to each Nominating Person, any Disclosable Interests (as defined in Section 2.14(d)(ii) of these Bylaws, except that for purposes of this Section 3.4(c)(ii), the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(d)(ii) of these Bylaws);

         (iii)  Information Regarding Proposed Nominees. As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Section 3.4(c)(i) of these Bylaws if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act and Regulation 14A promulgated by the Commission thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee and such nominee’s respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the rules and regulations promulgated by the Commission (“Regulation S-K”) if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

       (d)  “Nominating Person” Defined. For purposes of these Bylaws, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner.

       (e)  Update and Supplement of Stockholder Notice of Nominations. A stockholder providing timely notice in proper form of any nomination proposed to be made at an annual meeting or a special meeting must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.4 shall be true and correct and in proper form as of the record date for determining stockholders entitled to vote at such meeting and, if later, as of the date that is 10 business days prior to the date of such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for determining stockholders entitled to vote at such meeting (in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at such meeting), and not later than eight business days prior to the date of such meeting, if practicable (or, if not practicable, on the first practicable date prior to the date of such meeting or any adjournment or postponement thereof) (in the case of the update and supplement required to be made as of 10 business days prior to the date of such meeting or any adjournment or postponement thereof).

       (f)  Compliance with Exchange Act. In addition to the requirements of this Section 3.4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to any such nominations.

       (g)  Defective Nominations. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 3.4. The chair of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 3.4, and, if the chair of the meeting so determines, the chair of the meeting shall declare such determination to the meeting and the defective nomination shall be disregarded.

Section 3.5  Election and Term. Each director will be elected for a term of office to expire at the succeeding annual meeting of stockholders after such director’s election. Each director elected to fill a vacancy or elected to fill any newly created directorship resulting from any increase in the authorized number of directors will be elected for a term of office to expire at the next annual meeting of stockholders after such director’s election. Each director will hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.6  Vote Required in Director Elections.

       (a)  Majority Vote in Non-Contested Elections. Each director to be elected by the stockholders of the Corporation at any annual or special meeting of stockholders in an election of directors that is not a Contested Election (as defined in Section 3.6(c)(i) of these Bylaws) shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors.

       (b)  Plurality Vote in Contested Elections. Each director to be elected by the stockholders of the Corporation at any annual or special meeting of stockholders in an election of directors that is a Contested Election shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

       (c)  Certain Definitions.

           (i)  “Contested Election” Defined. As used in these Bylaws, the term “Contested Election” means any meeting of stockholders for which (i) the Secretary of Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 3.4 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth calendar day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.

          (ii)  “Majority of the Votes Cast” Defined. As used in these Bylaws, the term “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that candidate for director. The following shall not be votes cast: (A) a share whose ballot or proxy is marked as an abstention, and (B) a share otherwise present at the meeting as to which a stockholder gives no authority or direction, including, without limitation, broker non-votes.

Section 3.7  Ballots Required in Director Elections. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot.

Section 3.8  Certain Voting Procedures in Director Elections. In an election other than a Contested Election, each stockholder will be given the choice to cast votes “for” or “against” each candidate for director, or to “abstain” from such vote, and shall not have the ability to cast any other vote with respect to such candidate for director. In a Contested Election, each stockholder will be given the choice to cast votes “for” each candidate for director, or to “withhold” votes for each candidate for director, and shall not have the ability to cast any other vote with respect to such candidate for director.

Section 3.9  Failure of Incumbent Director to Receive Required Vote in Non-Contested Election.

       (a)  Consideration and Determination by Resignation Committee and Disclosure of Decision. Except as hereinafter provided, in the event one or more incumbent directors fails to receive the affirmative vote of a majority of the votes cast in an election of directors that is not a Contested Election (each, a “Subject Director”), either (i) the Nominating and Corporate Governance Committee, or (ii) if one or more of the members of the Nominating and Corporate Governance Committee is a Subject Director, or if the Board of Directors determines that any decision to be made with respect to a Subject Director should be made by a committee other than the Nominating and Corporate Governance Committee, a committee consisting solely of independent directors (as determined in accordance with any SRO Rules applicable to the Corporation and any additional criteria set forth in the Corporation’s Corporate Governance Guidelines or the Nominating and Corporate Governance Committee Charter, as applicable) who are not Subject Directors, or (iii) if each independent director is a Subject Director, a committee consisting of each director who is not a Subject Director (the committee described in clause (i) or (ii) or (iii) of this sentence, the “Resignation Committee”) will make a determination as to whether to accept or reject any previously tendered Irrevocable Pre-Election Resignation, or whether other action should be taken. The Resignation Committee will act with respect to any Subject Director within 90 days following the date of the certification of the election results, and will notify the Subject Director of its decision. The Resignation Committee may consider all factors it considers relevant, including any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the relationship between such causes and the actions of such Subject Director, the factors, if any, set forth in the Corporation’s Corporate Governance Guidelines or other policies that are to be considered by the Nominating and Corporate Governance Committee in evaluating potential candidates for the Board of Directors as such criteria relate to such Subject Director, the length of service of such Subject Director, the size and holding period of such Subject Director’s stock ownership in the Corporation, and such Subject Director’s contributions to the Corporation. A Subject Director may, at the request of the Resignation Committee, appear before, and provide requested information to, the Resignation Committee, but the Subject Director may not participate in the deliberations or decisions of the Resignation Committee in making the determination as to whether to accept or reject the Subject Director’s previously tendered Irrevocable Pre-Election Resignation, or whether other action should be taken. The Corporation shall publicly disclose the decision or decisions of the Resignation Committee in a Current Report on Form 8-K furnished to the Commission. Notwithstanding the foregoing, if the result of accepting all tendered Irrevocable Pre-Election Resignations then pending would be that the Corporation would have fewer than three directors who were in office before the election of directors, the Resignation Committee may determine to extend such 90-day period by an additional 90 days. Notwithstanding the foregoing, if, following an election of directors, each director of the Corporation is a Subject Director, then, in such event, each Subject Director shall continue to serve until such Subject Director’s successor is duly elected and qualified, or until such Subject Director’s earlier resignation pursuant to Section 3.10 of these Bylaws or removal pursuant to Section 3.11 of these Bylaws.

       (b)  Irrevocable Pre-Election Resignation Not Accepted. If a Subject Director’s tendered Irrevocable Pre-Election Resignation is not accepted by the Resignation Committee, such Subject Director shall continue to serve until such Subject Director’s successor is duly elected and qualified, or until such Subject Director’s earlier resignation pursuant to Section 3.10 of these Bylaws or removal pursuant to Section 3.11 of these Bylaws.

       (c)  Irrevocable Pre-Election Resignation Accepted. If a Subject Director’s Irrevocable Pre-Election Resignation is accepted by the Resignation Committee, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.12 of these Bylaws or decrease the size of the Board of Directors pursuant to the provisions of Section 3.2 of these Bylaws. The acceptance of such Subject Director’s Irrevocable Pre-Election Resignation shall be without prejudice to the contractual rights and obligations of such Subject Director, if any, with and to the Corporation.

Section 3.10  Resignation of Directors. In addition to resigning pursuant to the provisions of Section 3.9 of these Bylaws because of the failure to receive the required vote in a non-contested election, any director may resign at any other time upon notice given in writing or by electronic transmission to the Corporation by delivery of such resignation to the Chairman of the Board, the Chief Executive Officer, the Secretary, or the entire Board of Directors without prejudice to the contractual rights and obligations of such person, if any, with and to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director’s failing to receive a specified vote for re-election as a director may provide that it is irrevocable.

Section 3.11  Removal of Directors. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.12  Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors for any reason, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders having the right to vote as a single class, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 3.13  Regular Meetings of Directors. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution or other action of the Board of Directors.

Section 3.14  Special Meetings of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally or in writing or by electronic transmission, by the person or persons calling the meeting to all directors at least four days before the meeting if the notice is mailed, or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, overnight express courier, facsimile, electronic mail or other electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. The notice shall be deemed given:

           (i)  in the case of hand delivery or notice by telephone, when received by the director to whom notice is to be given or by any person accepting such notice on behalf of such director,

          (ii)  in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the director to whom notice is being given at such director’s address as it appears on the records of the Corporation,

         (iii)  in the case of delivery by overnight express courier, upon deposit with such courier, postage prepaid, directed to the director to whom notice is being given at such director’s address as it appears on the records of the Corporation, and

          (iv)  in the case of delivery via facsimile, electronic mail or other electronic transmission, when sent to the director to whom notice is to be given or by any person accepting such notice on behalf of such director at such director’s facsimile number or electronic mail address, as the case may be, as it appears on the Corporation’s records.

Section 3.15  Directors Meetings Quorums; Votes Required for Action; Adjournments. At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided in these Bylaws, in the Certificate of Incorporation, or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.16  Directors Meetings Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence, by the Chief Executive Officer, or in his or her absence, by a chair chosen at the meeting. The Secretary shall, if present, act as secretary of the meeting, but, in his or her absence, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 3.17  Chairman of the Board. A Chairman of the Board shall be elected annually by the Board of Directors from among its members at the first meeting of the Board of Directors convened following the annual meeting of stockholders of the Corporation. The Chairman of the Board may or may not be, at the discretion of the Board of Directors, an employee or an officer of the Corporation. If the Chairman of the Board is neither an employee nor an officer of the Corporation, he or she may be designated “non-executive.” The Chairman of the Board shall perform such duties as shall be prescribed by the Board of Directors and, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Chairman of the Board may resign at any time upon notice given in writing or by electronic transmission to the Corporation by delivery of such resignation to the Chief Executive Officer, the President, the Secretary, or the entire Board of Directors without prejudice to the contractual rights and obligations of such person, if any, with and to the Corporation. The Chairman of the Board shall serve at the pleasure of the Board of Directors and may be removed from the position of Chairman of the Board at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights and obligations of such person, if any, with and to the Corporation. In the event of the disability of the Chairman of the Board, the Board of Directors will meet promptly to confer the powers of the Chairman of the Board on another member of the Board of Directors. Any vacancy occurring in any office of the Chairman of the Board by death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 3.18  Telephonic Meetings Permitted. Members of the Board of Directors, or any committee of the Board of Directors, or any subcommittee of any such committee may participate in a meeting of the Board of Directors, any such committee, or any such subcommittee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or similar communications equipment shall constitute presence in person at such meeting.

Section 3.19  Action by Unanimous Written Consent Permitted. Any action required or permitted to be taken at any meeting of the Board of Directors, of any committee of the Board of Directors, or any subcommittee of any such committee may be taken without a meeting if all members of the Board of Directors or such committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or the committee, or the subcommittee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.20  Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors and as members of subcommittees of such committees.

Section 3.21  Reliance of Directors Upon Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, or a member of any subcommittee of any such committee, shall, in the performance of his or her duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or any committee or committees of the Board of Directors, or any subcommittee of any such committees, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE 4

COMMITTEES OF THE BOARD OF DIRECTORS

Section 4.1  Board of Directors Committees and Subcommittees.

       (a)  Board of Directors Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members of the committee present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, unless limited by resolution of the Board of Directors or any applicable law or SRO Rules, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the Corporation.

       (b)  Subcommittees of Board of Directors Committees. Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 4.2  Executive Committee. In the event that the Board of Directors designates an executive committee, such executive committee, in all cases in which specific directions to the contrary have not been given in the resolution of the Board of Directors designating such committee, and subject to the limitations set forth in Section 4.1(a) of these Bylaws, will have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation in such manner as the executive committee may deem to be in the best interests of Corporation.

Section 4.3  Committee Charters. To the extent required by applicable law or SRO Rules, each committee shall adopt a charter setting forth the committee’s purpose, duties and responsibilities, the qualifications for membership on the committee, and such other information as is required by applicable law or SRO Rules, and which may set forth such additional duties, responsibilities and qualifications for membership as the Board of Directors may authorize or the committee may determine to be necessary or advisable, and, in each case, as are not in violation of or inconsistent with applicable law or SRO Rules.

Section 4.4  Regular Meetings of Committees and Subcommittees. Regular meetings of each committee or subcommittee may be held at such places, within or without the State of Delaware, and at such times as the committee may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the committee or subcommittee.

Section 4.5  Special Meetings of Committees and Subcommittees. Special meetings of each committee or subcommittee may be called by the chair of such committee or subcommittee or a majority of the members of such committee or subcommittee, and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally or in writing or by electronic transmission, by the person or persons calling the meeting to all members of the committee or subcommittee at least four days before the meeting if the notice is mailed, or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, overnight express courier, facsimile, electronic mail or other electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. The notice shall be deemed given:

           (i)  in the case of hand delivery or notice by telephone, when received by the member of the committee or subcommittee to whom notice is to be given or by any person accepting such notice on behalf of such member,

          (ii)  in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the member of the committee or subcommittee to whom notice is being given at such member’s address as it appears on the records of the Corporation,

         (iii)  in the case of delivery by overnight express courier, upon deposit with such courier, postage prepaid, directed to the member of the committee or subcommittee to whom notice is being given at such member’s address as it appears on the records of the Corporation, and

          (iv)  in the case of delivery via facsimile, electronic mail or other electronic transmission, when sent to the member of the committee or subcommittee to whom notice is to be given or by any person accepting such notice on behalf of such member at such member’s facsimile number or electronic mail address, as the case may be, as it appears on the records of the Corporation.

Section 4.6  Committee and Subcommittee Quorums; Votes Required for Action; Adjournments. At all meetings of each committee or subcommittee, a majority of the total number of authorized members of the committee or subcommittee shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation, or required by applicable law, the vote of a majority of the members of a committee or subcommittee present at a meeting at which a quorum is present shall be the act of such committee or subcommittee. If a quorum is not present at any meeting of a committee or subcommittee, then the members of the committee or subcommittee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.7  Committee and Subcommittee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors and each subcommittee of any such committee may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee and subcommittee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3 of these Bylaws.

ARTICLE 5

OFFICERS

Section 5.1  Generally; Election and Appointment; Term. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, and such other officers as may from time to time be authorized by the Board of Directors. All officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors convened following the annual meeting of stockholders of the Corporation; provided, however, that the Board of Directors may authorize and empower the Chief Executive Officer or the President, or both, as the case may be, to appoint officers other than the Chief Executive Officer, the President, the Chief Financial Officer, Senior Executive Vice Presidents, Executive Vice Presidents and the Secretary. Each officer shall hold office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Section 5.2  Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer to be the Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:

           (i)  To have general supervision, direction and control of the business and affairs of the Corporation;

          (ii)  In the absence of the Chairman of the Board, to preside at all meetings of the stockholders; and

         (iii)  To affix the signature of the Corporation to all contracts, agreements, deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates, instruments and other papers in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation unless otherwise limited by the Corporation’s policies or by the Board of Directors, and to sign certificates for shares of stock of the Corporation.

Section 5.3  President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is a person other than the President), the President shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to the President by the Board of Directors or the Chief Executive Officer (if the Chief Executive Officer is a person other than the President). The President shall have the power to sign certificates for shares of stock of the Corporation. The President shall have the power to affix the signature of the Corporation to all contracts, agreements, deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates, instruments and other papers in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer (if the Chief Executive Officer is a person other than the President), should be executed on behalf of the Corporation unless otherwise limited by the Corporation’s policies or by the Board of Directors or the Chief Executive Officer (if the Chief Executive Officer is a person other than the President).

Section 5.4  Chief Financial Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer or the President, or both, as the case may be, the Chief Financial Officer shall have all such powers and duties that are delegated to the Chief Financial Officer by the Board of Directors, or by the Chief Executive Officer or the President, or both, as the case may be, and shall perform all duties and have all powers that are commonly incident to the office of chief financial officer. Without limiting the generality of the foregoing, the powers and duties of the chief financial officer are:

           (i)  To supervise the corporate wide treasury functions and financial reporting to external bodies;

          (ii)  To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the Corporation and, at the Chief Financial Officer’s discretion, to cause any or all thereof to be deposited for account of the Corporation at such depositary or depositaries as may be designated from time to time by the Board of Directors or the Chief Executive Officer, or as the Chief Financial Officer deems appropriate;

         (iii)  To receive, or cause to be received, and to give, or cause to be given, receipts and acceptances for monies paid in for the account of the Corporation;

          (iv)  To disburse, or cause to be disbursed, all funds of the Corporation, taking proper vouchers for such disbursements; and

           (v)  To render to the Board of Directors and to the Chief Executive Officer, whenever they may request, accounts of all transactions and of the financial condition of the Corporation.

Section 5.5  Vice Presidents. Vice Presidents may be elected by the Board of Directors or appointed as provided in Section 5.1 of these Bylaws. The Board of Directors may designate one or more elected Vice Presidents as Senior Executive Vice Presidents, Executive Vice Presidents or Senior Vice Presidents of the Corporation, and the Chief Executive Officer may designate one or more appointed Vice Presidents as Senior Vice Presidents of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer or the President, or both, as the case may be, each Vice President shall have all such powers and duties that are delegated to such Vice President by the Board of Directors, or by the Chief Executive Officer or the President, or both, as the case may be. Elected vice presidents shall have the power to affix the signature of the Corporation to all contracts, agreements, deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates, instruments and other papers in writing which have been authorized by the Board of Directors, unless otherwise limited by the Corporation’s policies or by the Board of Directors or the officer to whom such elected Vice President directly or indirectly reports. Elected Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors. An elected Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the Chief Executive Officer or President in the event of the Chief Executive Officer’s or the President’s absence or disability. An appointed Vice President may not exercise the powers and duties of the Chief Executive Officer or President.

Section 5.6  Secretary. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer or the President, or both, as the case may be, the Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of secretary, or as the Board of Directors, or the Chief Executive Officer or the President, or both, as the case may be, may from time to time prescribe. Without limiting the generality of the foregoing, the powers and duties of the Secretary are:

           (i)  To issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders, the Board of Directors, and the committees of the Board of Directors at the principal office of the Corporation, or such other place as the Board of Directors may order, with the time and place of such meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors, the number of shares present or represented at meetings of stockholders and the proceedings thereof;

          (ii)  To keep the seal of the Corporation and affix the same to all instruments which may require it;

         (iii)  To keep or cause to be kept at the principal office of the Corporation, or at the office of the Corporation’s transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation;

(iv)  To keep a supply of certificates for shares of the Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, however, that so long as the Corporation shall have one or more duly appointed and acting transfer agents or exchange agents with respect to the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares will be performed by such agent or agents;

(v)  To transfer upon the share books of the Corporation any and all shares of the Corporation; provided, however, that so long as the Corporation will have one or more duly appointed and acting transfer agents or exchange agents with respect to the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares will be performed by such agent or agents, and the method of transfer of each certificate will be subject to the reasonable regulations of the agent to which the certificate is presented for transfer, and also, if the Corporation then has one or more duly appointed and acting agents, to the reasonable regulations of the agent to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock will be issued or delivered or, if issued or delivered, will have any validity whatsoever, until and unless it has been signed or authenticated in the manner provided in Section 6.1 of these Bylaws; and

(vi)  To make service and publication of all notices that may be necessary or proper; provided, however, that, in the case of the absence, disability, refusal, or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, the President, the Chief Financial Officer, or any Vice President, or by any person thereunto duly authorized by any of them or by the Board of Directors.

Section 5.7  Treasurer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer or the President, or both, as the case may be, and the Chief Financial Officer, the Treasurer, if one shall be elected or appointed, shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of treasurer, or as the Board of Directors, the Chief Executive Officer, the President (if the Chief Executive Officer is a person other than the President), or the Chief Financial Officer may from time to time prescribe. If no Treasurer is elected or appointed, the Chief Financial Officer shall perform such duties.

Section 5.8  Delegation of Authority of Officers. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.9  Resignation of Officers. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation by delivery of such resignation to the Chief Executive Officer, the President, the Secretary, or the entire Board of Directors without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.10  Removal of Officers. The Chief Executive Officer and the President shall serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights and obligations, if any, of the Chief Executive Officer or the President with and to the Corporation. Each other officer of the Corporation shall serve at the pleasure of the Corporation, and may be removed at any time, with or without cause, by the Board of Directors, the Chief Executive Officer, the President, or by any officer who may be granted such power by a resolution of the Board of Directors. Such removal shall be without prejudice to the contractual rights and obligations, if any, of such other officer with and to the Corporation.

Section 5.11  Officer Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors, or, if authorized by these Bylaws or the Board of Directors, by the Chief Executive Officer or the President, or both, as the case may be.

ARTICLE 6

STOCK

Section 6.1  Certificates Representing Shares; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

Section 6.2  Transfers of Stock. Except as otherwise provided in the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, the transfer of stock and the certificates of stock which represent the stock or uncertificated stock of the Corporation shall be governed by Article 8 (Uniform Commercial Code–Investment Securities) of subtitle I of Title 6 of the Delaware Code (such subtitle being hereinafter referred to as the “Delaware UCC”). To the extent that any provision of the Delaware General Corporation Law is inconsistent with any provision of the Delaware UCC, the Delaware General Corporation Law shall be controlling.

Section 6.3  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. A new certificate of stock or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 6.4  Other Regulations. Subject to the Delaware General Corporation Law, the Delaware UCC, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of stock certificates or uncertificated shares shall be governed by such other regulations as the Board of Directors or any duly appointed and acting transfer agents or exchange agents may establish.

ARTICLE 7

INDEMNIFICATION

Section 7.1  Indemnification of Directors and Officers.

       (a)  Indemnification. The Corporation shall indemnify and hold harmless each person who was or is made a party to or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided Section 7.1(c) of these Bylaws, the Corporation will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

       (b)  Procedures to Request Indemnification. To obtain indemnification under this Section 7.1, a claimant shall submit to the Secretary of the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto will be made as follows: (i) if requested by the claimant, by Independent Counsel (as defined in Section 7.11(c) of these Bylaws), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the Board of Directors by a majority vote of Disinterested Directors (as defined in Section 7.11(b) of these Bylaws), even though less than a quorum, or (B) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which will be delivered to the claimant, or (C) by a majority vote of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, or (D) if a majority of the Disinterested Directors so direct, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Board of Directors will select Independent Counsel unless there has occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change in Control (as defined in Section 7.11(a) of these Bylaws), in which case the claimant will select Independent Counsel unless the claimant requests that the Board of Directors makes such selection. If it is so determined that the claimant is entitled to indemnification, the Corporation will pay within ten days after such determination.

       (c)  Failure of the Corporation To Pay an Indemnification Claim. If the Corporation does not pay in full a claim for indemnification under this Section 7.1 within 45 days after a written claim pursuant to the preceding paragraph of this Section 7.1 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent the claimant is successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       (d)  Corporation Bound By Determination. If a determination is made pursuant to this Section 7.1 that the claimant is entitled to indemnification, the Corporation will be bound by such determination in any judicial proceeding commenced pursuant to Section 7.1(c) of these Bylaws. The Corporation will be precluded from asserting in any judicial proceeding commenced pursuant to Section 7.1(c) of these Bylaws that the procedures and presumptions of this Article 7 are not valid, binding and enforceable and will stipulate in such proceeding that the Corporation is bound by all the provisions of this Article 7.

Section 7.2  Indemnification of Others. The Corporation will have the power, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, to indemnify each of its employees and agents (other than present and former directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred or suffered in connection with any proceeding, arising by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this Section 7.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. To obtain indemnification under this Section 7.2, a claimant must submit to the Secretary of the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant will be granted indemnification.

Section 7.3  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including service with respect to employee benefit plans maintained or sponsored by the Corporation, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify the person against the expense, liability or loss under the Delaware General Corporation Law.

Section 7.4  Expenses; Advancement of Expenses. The Corporation shall advance to any person eligible for mandatory indemnification pursuant to Section 7.1 of these Bylaws, prior to the final disposition of the proceeding, all expenses reasonably incurred by any such person in connection with defending such proceeding; provided, however, that such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 7 or otherwise. All such advances shall be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time. Expenses incurred by any person eligible for indemnification pursuant to Section 7.2 of these Bylaws may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for such expense advances shall be unsecured and no interest shall be charged thereon.

Section 7.5  Non Exclusivity of Rights. The rights conferred on any person by this Article 7 will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or Disinterested Directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence if such provision, agreement, or vote provides rights to any person upon whom rights are conferred by this Article 7 greater than those rights conferred by this Article 7.

Section 7.6  Survival of Rights. The rights conferred on any person by this Article 7 will continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and will inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.7  Amendments. Any repeal or modification of this Article 7 will only be prospective and will not affect the rights under this Article 7 in effect at the time of the alleged occurrence of any action or omission to act that is the subject of any proceeding.

Section 7.8  Effect of Amendment or Repeal. The provisions of this Article 7 shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director, officer, employee or agent of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article 7, the Corporation intends to be legally bound to each such current or former director, officer, employee or agent of the Corporation. With respect to each current and former director, officer, employee or agent of the Corporation, the rights conferred under this Article 7 are present contractual rights, and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any director, officer, employee or agent of the Corporation who commences service following adoption of these Bylaws, the rights conferred under this Article 7 shall be present contractual rights, and such rights shall fully vest, and be deemed to have vested fully, immediately upon the commencement of service of each such director, officer, employee or agent of the Corporation in the capacity which is subject to the benefits of this Article 7.

Section 7.9  Severability. If any provision of this Article 7 is held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 7 (including, without limitation, each portion of any paragraph of this Article 7 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 7 (including, without limitation, each such portion of any paragraph of this Article 7 containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7.10  Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article 7 must be in writing and either delivered in person or sent by confirmed facsimile, electronic mail the receipt of which has been acknowledged by the recipient thereof, overnight mail or courier service, or certified or registered mail, postage or charges prepaid, return copy requested, to the Secretary of the Corporation and will be effective only upon receipt by the Secretary of the Corporation.

Section 7.11  Definitions and Construction. For the purpose of this Article 7:

       (a)  “Change in Control” Defined. A “Change in Control” means:

           (i)  the acquisition by any person (as such term is used in Regulation 13D-G under the Exchange Act) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”). Notwithstanding the foregoing, for purposes of this clause (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Corporation or any acquisition from other stockholders where such acquisition was approved in advance by the Board of Directors of the Corporation, (B) any acquisition by the Corporation, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or

          (ii)  individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors; or

         (iii)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

          (iv)  approval by the stockholders of a complete liquidation or dissolution of the Corporation.

       (b)  “Disinterested Director” Defined. “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

       (c)  “Independent Counsel” Defined. “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that or who is experienced in matters of corporation law, and will include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article 7.

       (d)  Other Terms Defined. References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in the Delaware General Corporation Law.

ARTICLE 8

NOTICES

Section 8.1  Notices. Except as otherwise specifically provided herein or required by applicable law, all notices required to be given pursuant to these Bylaws shall be in writing or given by electronic transmission and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid overnight express courier, by facsimile, by electronic mail, or by other electronic transmission. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address, facsimile number, electronic mail address, or other electronic transmission address, as the case may be, as it appears on the records of the Corporation. The notice shall be deemed given:

           (i)  in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person,

          (ii)  in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the person to whom notice is being given at such person’s address as it appears on the records of the Corporation,

         (iii)  in the case of delivery by overnight express courier, upon deposit with such courier, postage prepaid, directed to the person to whom notice is being given at such person’s address as it appears on the records of the Corporation, and

          (iv)  in the case of delivery via facsimile, electronic mail or other electronic transmission, when sent to the person to whom notice is to be given or by any person accepting such notice on behalf of such person at such person’s facsimile number or electronic mail address, as the case may be, as it appears on the Corporation’s records.

Section 8.2  Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 8.3  Exception to Requirements of Notice.

       (a)  Unlawful Communications. Whenever notice is required to be given, under any provision of the Delaware General Corporation Law, or of the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

       (b)  Stockholders Without a Valid Address. Whenever notice is required to be given, under any provision of the Delaware General Corporation Law, or of the Certificate of Incorporation or these Bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this subsection. The exception in this Section 8.3(b) to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

ARTICLE 9

GENERAL

Section 9.1  Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as they may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Section 9.2  Fixing Other Record Dates.

       (a)  Fixing Date for Determination of Stockholders Entitled to Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice in proper form to the attention of the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a proper request is received, adopt a resolution fixing the record date, which record date shall not be more than 10 days following the date on which the Board of Directors takes the action fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a proper request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

       (b)  Fixing Date for Determination of Stockholders Entitled to Receive Dividends, Distributions, or Allotment of Rights. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law.

Section 9.3  Information Required Prior To Consent Solicitation. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, at the same time such stockholder requests the Board of Directors to fix a record date pursuant to Section 9.2(a) of these Bylaws, furnish such request in writing in proper form.

       (a)  Requirements for Proper Form of Request for Consent Solicitation Record Date. To be in proper form for purposes of this Section 9.3, a stockholder’s notice to the Secretary of the Corporation shall set forth:

           (i)  Stockholder Information. As to each Consent Stockholder (as defined in Section 9.3(b) of these Bylaws), the Stockholder Information (as defined in Section 2.14(d)(i) of these Bylaws, except that for purposes of this Section 9.3(a), the term “Consent Stockholder” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(d)(i) of these Bylaws);

          (ii)  Description of Actions To Be Taken By Consent. A description of the action or actions the Consent Stockholder seeks to have the stockholders take by written consent;

         (iii)  Information Regarding Disclosable Interests. As to each Consent Stockholder, any Disclosable Interests (as defined in Section 2.14(d)(ii) of these Bylaws, except that for purposes of this Section 9.3(a)(iii), the term “Consent Stockholder” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(d)(ii) of these Bylaws); and

       (b)  “Consent Stockholder” Defined. For purposes of these Bylaws, the term “Consent Stockholder” shall mean (i) any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent that requests the Board of Directors to fix a record date pursuant to Section 9.2(a) of these Bylaws, and (ii) any affiliate or associate of such stockholder.

       (c)  Other Information to be Furnished by Consent Stockholder. The Corporation may require the Consent Stockholder to furnish such other information as may reasonably be required by the Corporation.

Section 9.4  Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 9.5  Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Delaware General Corporation Law.

Section 9.6  Meetings Held by Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

           (i)  participate in a meeting of stockholders; and

          (ii)  be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation will implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholder, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, the Corporation or its agent will maintain a record of such vote or other action.

Section 9.7  Corporate Seal. The corporate seal shall be in the form adopted by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and the seal when so affixed may be attested by the signature of any officer of the Corporation.

Section 9.8  Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 9.9  Severability. If any provision of these Bylaws is held to be invalid, illegal or unenforceable for any reason whatsoever, or to be in conflict with any provision of the Certificate of Incorporation:

           (i)  the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, or to be in conflict with any provision of the Certificate of Incorporation, that is not itself held to be invalid, illegal or unenforceable, or to be in conflict with any provision of the Certificate of Incorporation) will not in any way be affected or impaired thereby; and

          (ii)  to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, or to be in conflict with any provision of the Certificate of Incorporation) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable, or to be in conflict with any provision of the Certificate of Incorporation.

ARTICLE 10

ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

Section 10.1  Power to Adopt, Amend or Repeal Bylaws. The Board of Directors has been conferred with the power to adopt, amend or repeal the bylaws of the Corporation in the Certificate of Incorporation, and, accordingly, may, adopt, amend or repeal the bylaws of the Corporation. As provided in the Delaware General Corporation Law, and, subject to Section 10.2 of these Bylaws, the fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal the bylaws of the Corporation.

Section 10.2  Compliance with Bylaws to Adopt, Amend or Repeal Bylaws. Any proposal by a stockholder to adopt, amend or repeal the bylaws of the Corporation must be made in accordance with, and must comply with, the provisions of these Bylaws governing business to be brought before a meeting of stockholders or consent to corporate action in writing without a meeting.

Section 10.3  Vote Required to Adopt, Amend or Repeal Bylaws. The affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon shall be required to approve any proposal to adopt, amend or repeal the bylaws of the Corporation to be voted upon by the stockholders of the Corporation.

Section 10.4  Index of Defined Terms. Each of the terms below is defined on the page set opposite such term:

Business Combination	35
Certificate of Incorporation	2
Change in Control	35
Commission	9

Compensation Commitment	14
Compliance Commitment	14
Consent Stockholder	39
Contested Election	19
Corporation	1
Delaware General Corporation Law	1
Delaware UCC	30
Director Qualification Commitments	14
Disclosable Interests	11
Disinterested Director	36
electronic transmission	3
Exchange Act	9
Incumbent Board	35
Independent Counsel	36
Irrevocable Pre-Election Resignation	15
majority of the votes cast	19
Nominating Person	18
Outstanding Corporation Common Stock	35
Outstanding Corporation Voting Securities	35
proceeding	31
Proposing Person	13
public announcement	13
Regulation S-K	18
Resignation Committee	20
Rule 14a-8	9
Short Interests	11
SRO Rules	5
Stockholder Information	10
Subject Director	20
Synthetic Equity Interests	10
Timely Notice	10
Timely Notice Information	11
Voting Commitment	14